EXHIBIT 23.2
                                                                    ------------


                    Consent of Independent Public Accountants
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 29, 2000 (except as it relates to matters discussed in Note 8 as to which the date is January 15, 2001) included in Micropac Industries, Inc.'s Form 10-KSB for the year ended November 30, 2000 and to all references to our Firm included in this registration statement.



                                                 /s/ Arthur Andersen
                                                 -------------------
                                                 ARTHUR ANDERSEN LLP


August 8, 2001
Dallas, TX